Confidential

AMENDMENT TO EXCHANGE AGREEMENT
AND
OPTION TO PURCHASE
AND RIGHT TO DISTRIBUTIONS
AGREEMENT

     THIS Amendment to the Exchange Agreement, defined below, and Option to Purchase and Right to Distributions Agreement (the “Agreement”) is effective on February 15, 2006 (the “Effective Date”), and made and entered into by and among Xalted Networks, Inc. (“Xalted America”), a Delaware corporation, Rajendra Manikonda (“Mr. Manikonda”), an individual, and Pratap (Bob) Kondamoori (“Mr. Kondamoori”), an individual. Mr. Kondamoori and Mr. Manikonda are hereinafter sometimes referred to collectively as the “Shareholders” and individually as a “Shareholder.” Xalted America and the Shareholders are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.” Capitalized terms, used in this Agreement but not defined herein, shall have the meaning assigned to them in the Exchange Agreement, as defined below.

     WHEREAS, the Parties and Xalted Information Systems, Pvt., Ltd., an Indian corporation (“Xalted India”), entered into a Share Exchange and Restricted Stock Purchase Agreement (this “Exchange Agreement”), dated October 1, 2004 under which the Shareholders, among other things, agreed to exchange their Xalted India Stock for the Mr. Kondamoori Shares and the Mr. Manikonda Shares as shown in Exhibit B to the Exchange Agreement.

     WHEREAS, the Parties have decided after discussions with the Registered Bank of India and others (collectively the “RBI”) that certain restrictions (the “RBI Restrictions”) require the amendment of the Exchange Agreement to (i) rescind the legal transfer of 30% of the Xalted India Stock (the “Rescinded Stock”); (ii) give an irrevocable option to Xalted America to purchase the Rescinded Stock from the Shareholders for a total price of $1.00 (the “Total Price”) when the Parties agree in good faith that the RBI Restrictions are no longer applicable; (iii) allow the Shareholders to sell such Rescinded Stock only to Xalted America for the Total Price when the Parties in good faith agree that the RBI Restrictions are no longer applicable; (iv) require the Shareholders to give any dividends or other distributions of any kind whatsoever including without limitation liquidation proceeds received by the Shareholders on the Rescinded Stock to Xalted America; (v) give all voting rights associated with such Rescinded Stock to Xalted America; (vi) to transform the exchange of the stock into two separate cash purchases.

     WHEREAS, the Parties agree that at all times the activities contemplated under this Agreement will be subject to, and will at all times conform to and comply with, all applicable laws

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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ARTICLE 1.
THE AMENDMENT

     1.1 The Parties agree to amend the Exchange Agreement as follows:

          1.1.1. The Rescission.

               1.1.1.1 The exchange of the Restricted Stock under the Exchange Agreement is rescinded.

               1.1.1.2 The Shareholders agree to sell the Restricted Stock to Xalted America for the Total Price when the Parties agree in good faith that the RBI Restrictions are no longer applicable.

               1.1.1.3 The Parties agree that $0.75 of the Total Price will be paid to Mr. Kondamoori and $0.25 of the Total Price will be paid to Mr. Manikonda.

               1.1.1.4 The Shareholders agree to give to Xalted America any dividends and other distributions of whatever kind issued by Xalted India (collectively the “Distributions”) within one business day of receiving such Distributions.

               1.1.1.5 The Shareholders hereby assign to Xalted America all of the voting rights associated with the Rescinded Stock and agree to execute any proxy necessary, as required by Xalted India, to allow Xalted America to vote such Restricted Stock.

               1.1.1.6 The Shareholders hereby give Xalted America the right to receive the proceeds from a liquidation, sale, merger or comparable transaction including a sale of assets of Xalted India associated with the Rescinded Stock.

               1.1.1.7 The Shareholders agree to sell the Rescinded Stock to Xalted India for a total price of $1.00 when the Parties agree in good faith that the RBI restrictions are no longer applicable.

               1.1.1.8 The Parties hereto agree that it is their intention to create a beneficial ownership of the Rescinded Stock for Xalted America but for the Shareholders to retain legal ownership of the Rescinded Stock to comply with the RBI Restrictions.

               1.1.1.9 Exhibit B to the Exchange Agreement is deleted in its entirety and replaced by Exhibit A attached hereto. Exhibit A shows that Mr. Kondamoori holds 324,750 and Mr. Manikonda holds 108,750 of the Rescinded Stock pursuant to the terms and conditions of this Amendment. Xalted will own free and clear 1,011,500 shares of the India Stock.

          1.1.2 The Cash Transaction. The Parties agree and acknowledge that the Exchange Agreement effectuated the purchase of Xalted India by an exchange of Xalted Stock for the Xalted India Stock. The Parties agree and acknowledge that the exchange of stock occurred on or about the effective date of the Exchange Agreement. The Parties also agree and acknowledge that the RBI Restrictions required Xalted to pay cash for the Xalted India Stock from the Shareholders. Accordingly the Parties agree to amend the Exchange Agreement and to execute all additional documents necessary to amend the Exchange Agreement to show two different transactions: (i) the purchase of the Xalted America Stock by the Shareholders for $347,152.30 in cash and (ii) the purchase of the Xalted India Stock from the Shareholder by Xalted America for $347,152.30 in cash. The Parties agree that Xalted America transferred $75,000.00 and $25,632.94 to Mr. Manikonda on November 23, 2005 and December 8, 2005, respectively, and $296,867.42 to Mr. Kondamoori on December 8, 2005, to purchase the Xalted India Shares, based on the RBI requirements. The Parties agree that the Mssrs. Kondamoori and Manikonda must pay Xalted America $260,086.49 and $87,065.97 respectively and to pay any taxes associated with the transaction to purchase the Xalted Shares. The Parties agree that Mr. Kondamoori sent $372,500.00 in October and November of 2005 to Xalted America to purchase their Xalted Shares. Based on the amounts paid the Parties to each other, the Parties agree that Mr. Kondamoori is now owed $3,132.58, as set forth in the promissory note, attached hereto as Exhibit B, and that Mr. Manikonda owes the Company $28,132.94, as set forth in the promissory note, attached hereto as Exhibit C. Notwithstanding the above, the Parties agree that Xalted America legally or beneficially owns all of the Xalted India Shares, including the Restricted Shares subject to the rescission and conditions of this Amendment.

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ARTICLE 2.
MISCELLANEOUS

     2.1 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws of the State of California, of the United States of America.

     2.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, provided, however, that the rights of the Shareholders to exchange their Subsidiary Shares for Xalted America Shares shall not be assignable without the prior written consent of the Company.

     2.3 Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     2.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed

          (a) If to a Shareholder, at such Shareholder’s address as such Shareholder shall have furnished to Xalted America, or

          (b) If to Xalted America as follows:

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Xalted America Networks, Inc.
82 Pioneer Way, Suite 114
Mountain View, CA 94041
Attn: Chief Legal Officer

     2.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Shareholders upon any breach or default of Xalted America under this Agreement shall impair any such right, power or remedy of the Shareholders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by any Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Shareholders, shall be cumulative and not alternative.

     2.6 Facsimile and Counterparts. This Agreement may be signed by facsimile and executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument.

     2.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     7.8 Binding Arbitration. The Parties agree that any and all controversies or claims arising out of or relating to this Agreement, or any alleged breach hereof, shall be resolved by binding arbitration as prescribed herein. A single arbitrator shall conduct the arbitration under the current rules of the American Arbitration Association (“AAA”) and the provisions set forth herein. The arbitrator shall be selected in accordance with the AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in the city of San Jose, California. All expedited procedures prescribed under the AAA rules shall apply. There shall be no discovery other than the exchange of information, which is provided to the arbitrators by the Parties. The arbitrator shall only have authority to award compensatory damages and shall not have authority to award punitive damages, other non-compensatory damages or any other form of relief. Each Party shall bear its own costs and attorneys’ fees and disbursements. The arbitrator’s decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any Party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another Party successfully stays such action and/or compels arbitration of said claims, the Party filing said action shall pay the other Party’s costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys’ fees and disbursement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the Effective Date.

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Xalted America	Mr. Kondamoori

Signature: /s/ Christopher L. Rasmussen	Signature: /s/ Pratap (Bob) Kondamoori
Name: Christopher L. Rasmussen	Name: Pratap (Bob) Kondamoori
Title: VP-Law and General Counsel

Mr. Manikonda	Xalted India

Signature: /s/ Rajendra Manikonda	Signature: /s/ Rajendra Manikonda
Name: Rajendra Manikonda	Name: Rajendra Manikonda
Title: Managing Director

[Signature Page for the Amendment to the Exchange Agreement and Option to Purchase and Right to Distribution Agreement]

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EXHIBIT A
STOCK OWNERSHIP

A-1

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EXHIBIT B
STOCK OWNERSHIP

		Before Exchange	After Exchange
		XI1 Common	XI Common	XI Common	XA2 CC
	Shareholder		Held for XA	Owned by XA

1.	Mr. Kondamoori	1,082,500	324,750		385,885
2.	Mr. Manikonda	362,500	108,750		129,178
3.	Xalted America	0		1,011,500
		1,455,000	433,500	1,011,500	515,063

___________________________________
1 XI is Xalted India.
2 XA is Xalted America.

B-1

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EXHIBIT B
KONDAMOORI PROMISSORY NOTE

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PROMISSORY NOTE

$3,132.58	February 15, 2006
Mountain View, California

     For value received, Xalted Networks, Inc., a Delaware corporation (the “Company”), promises to pay to Pratap (Bob) Kondamoori (the “Holder”), an individual, the principal sum of Three Thousand One Hundred Thirty Two Dollars and Fifty Eight Cents ($3,132.58) pursuant to the terms and conditions of this promissory note (the “Note”). Interest shall accrue from the date of Note on the unpaid principal amount at a rate equal to zero percent (0%) simple interest per annum. This Note is subject to the following terms and conditions. The Company and the Holder are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.”

     1. Maturity. Unless repaid in whole early, this Note will automatically mature and be due and payable on February 14, 2008 (the “Maturity Date”). Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. This Note may be paid off at any time upon payment of the principal and any accrued interest. The entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon:

(a)	The insolvency of The Company,

(b)	The commission of any act of bankruptcy by The Company,

(c)	The execution by The Company of a general assignment for the benefit of creditors,

(d)	The filing by or against The Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or

(e)	The appointment of a receiver or trustee to take possession of the property or assets of The Company.

     2. Payments. All payments on the Note shall be made in lawful money of the United States of America at such places and times as the Parties may agree. The Company may prepay this Note at any time without penalty.

     3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Notwithstanding the foregoing, neither Party may assign, pledge, or otherwise transfer this Note without the prior written consent of the other Party, whose consent may be withheld for any reason or no reason. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     4. Governing Law; Venue. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties acknowledge that any action brought by either party to interpret or enforce any provision of this Note shall be brought in, and each party agrees to and does hereby, submit to the jurisdiction and venue of, the courts of Santa Clara county in the State of California.

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     5. Notices. Any notice required by this Note shall be in writing. Such notice shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

     6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of The Company and at least a majority in interest of the Company. Any amendment or waiver executed in accordance with this Section 6 shall be binding upon The Company, the Holders and each transferee of the Notes.

     7. Action to Collect on Note. If action is instituted to collect on this Note, The Company shall pay all costs and expenses, including attorney’s fees, incurred in connection with such action.

THE COMPANY

Signature: /s/ Tom Spanier
Name: Tom Spanier
Title: CFO

AGREED TO AND ACCEPTED:

THE HOLDER
Signature: /s/ Pratap Kondamoori
Name: Pratap Kondamoori

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EXHIBIT C
MANIKONDA PROMISSORY NOTE

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PROMISSORY NOTE

$28,132.94	February 15, 2006
Mountain View, California

     For value received, Rajendra Manikonda (“Mr. Manikonda”), an individual, promises to pay to Xalted Networks, Inc., a Delaware corporation (the “Holder” or the “Company”), the principal sum of Twenty Eight Thousand One Hundred Thirty Two Dollars and Ninety Four Cents ($28,132.94) pursuant to the terms and conditions of this promissory note (the “Note”). Interest shall accrue from the date of Note on the unpaid principal amount at a rate equal to zero percent (0%) simple interest per annum. This Note is subject to the following terms and conditions. Mr. Manikonda and the Holder are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.”

     1. Maturity. Unless repaid in whole early, this Note will automatically mature and be due and payable on February 14, 2008 (the “Maturity Date”). Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. This Note may be paid off at any time upon payment of the principal and any accrued interest. The entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon:

(f)	The insolvency of Mr. Manikonda,

(g)	The commission of any act of bankruptcy by Mr. Manikonda,

(h)	The execution by Mr. Manikonda of a general assignment for the benefit of creditors,

(i)

The filing by or against Mr. Manikonda of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or

(j)	The appointment of a receiver or trustee to take possession of the property or assets of Mr. Manikonda.

     2. Payments. All payments on the Note shall be made in lawful money of the United States of America at such places and times as the Parties may agree. Mr. Manikonda may prepay this Note at any time without penalty.

     3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Notwithstanding the foregoing, neither Party may assign, pledge, or otherwise transfer this Note without the prior written consent of the other Party, whose consent may be withheld for any reason or no reason. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     4. Governing Law; Venue. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties acknowledge that any action brought by either party to interpret or enforce any provision of this Note shall be brought in, and each party agrees to and does hereby, submit to the jurisdiction and venue of, the courts of Santa Clara county in the State of California.

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     5. Notices. Any notice required by this Note shall be in writing. Such notice shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

     6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of Mr. Manikonda and at least a majority in interest of the Company. Any amendment or waiver executed in accordance with this Section 6 shall be binding upon Mr. Manikonda, the Holders and each transferee of the Notes.

     7. Action to Collect on Note. If action is instituted to collect on this Note, Mr. Manikonda shall pay all costs and expenses, including attorney’s fees, incurred in connection with such action.

RAJENDRA MANIKONDA

Signature: /s/ Rajendra Manikonda
Name: Rajendra Manikonda

AGREED TO AND ACCEPTED:

THE COMPANY

Signature: /s/ Pratap Kondamoori
Name: Pratap Kondamoori
Title: President and CEO